DENNY’S CORPORATION REPORTS RESULTS FOR FOURTH QUARTER AND FULL YEAR 2024

SPARTANBURG, S.C., February 12, 2025 - Denny’s Corporation (the "Company") (NASDAQ: DENN), owner and operator of Denny's Inc. ("Denny's") and Keke's Inc. ("Keke's") today reported results for its fourth quarter and full year ended December 25, 2024 and provided a business update on the Company’s operations.

Kelli Valade, Chief Executive Officer, stated, "We are proud of our progress through 2024, culminating in strong performances from both Denny's and Keke's, which outperformed their respective BBI Family Dining indices in the fourth quarter. We have made significant progress in our strategy to enhance the overall health of our flagship brand by accelerating the closure of lower-volume restaurants and completing 23 remodels, and also opened a record number of Keke’s cafes while expanding into six new states. Looking ahead to 2025, there is still work to be done within our brands, particularly as we navigate near-term consumer sentiment that has been affected by macroeconomic factors. With the actions we are taking to maintain our position as a value leader, invest in our brands, reduce costs, and drive traffic, we are well positioned to deliver shareholder value.”

Fourth Quarter 2024 Highlights(1)

•Total operating revenue was $114.7 million compared to $115.4 million for the prior year quarter.
•Denny's domestic system-wide same-restaurant sales** were 1.1%.
•Keke's domestic system-wide same-restaurant sales** were 3.0%.
•Denny's opened four franchised restaurants and closed 30 franchise restaurants as part of the planned acceleration of lower-volume restaurant closures.
•Reignited Denny's Diner 2.0 remodel program and completed six remodels.
•Keke's opened eight new cafes and entered four new states including California, Colorado, Nevada, and Texas.
•Keke's expanded its first ever remodel test program to two additional company cafes.
•Operating income was $14.5 million compared to $7.7 million for the prior year quarter.
•Adjusted franchise operating margin* was $31.9 million, or 51.2% of franchise and license revenue, and adjusted company restaurant operating margin* was $5.9 million, or 11.3% of company restaurant sales.
•Net income was $6.8 million, or $0.13 per diluted share.
•Adjusted net income* and adjusted net income per share* were $7.6 million and $0.14, respectively.
•Adjusted EBITDA* of $22.2 million increased 11.1% compared to the prior year quarter.

Full Year 2024 Highlights(1)
•Total operating revenue was $452.3 million compared to $463.9 million for the prior year.
•Denny's domestic system-wide same-restaurant sales** were (0.2%).
•Keke's domestic system-wide same-restaurant sales** were (1.7%).
•Denny's opened 14 franchised restaurants and closed 88 restaurants as part of the planned acceleration of lower-volume restaurant closures.
•Reignited Denny's Diner 2.0 remodel program and completed 23 remodels, including seven at company restaurants, or over 11% of the Denny's company fleet.
•Record 12 Keke's openings in a single year, while growing to six different states.
•Completed three Keke's remodels at company cafes.
•Operating income was $45.3 million compared to $52.8 million for the prior year.
•Adjusted franchise operating margin* was $123.0 million, or 51.1% of franchise and license revenue, and adjusted company restaurant operating margin* was $25.8 million, or 12.2% of company restaurant sales.
•Net income was $21.6 million, or $0.41 per diluted share.
•Adjusted net income* and adjusted net income per share* were $28.6 million and $0.54, respectively.
•Adjusted EBITDA* was $81.4 million.

(1) The Company has evolved its definition of non-GAAP measures. Please see the definitions, explanations, and reconciliations further in this release.

Fourth Quarter 2024 Results

Total operating revenue was $114.7 million compared to $115.4 million for the prior year quarter.

Franchise and license revenue was $62.3 million compared to $61.3 million for the prior year quarter. This change was primarily driven by higher local advertising co-op contributions for the current quarter and positive same-restaurant sales** at both brands, partially offset by decreases in equivalent units and franchise occupancy revenue at Denny's.

Company restaurant sales were $52.4 million compared to $54.0 million for the prior year quarter. This change was primarily driven by six fewer Denny's equivalent units, including three refranchised units, partially offset by three additional Keke's equivalent units for the current quarter.

Adjusted franchise operating margin* was $31.9 million, or 51.2% of franchise and license revenue, compared to $31.5 million, or 51.4% for the prior year quarter. This margin increase was primarily driven by positive same-restaurant sales** at both brands, partially offset by fewer Denny's equivalent units.

Adjusted company restaurant operating margin* was $5.9 million, or 11.3% of company restaurant sales, compared to $6.1 million, or 11.4% for the prior year quarter. This margin change was primarily due to investments in marketing and expected new cafe opening inefficiencies, partially offset by lower legal settlement expense.

Total general and administrative expenses were $18.7 million compared to $19.3 million in the prior year quarter. This change was due to lower deferred compensation valuation adjustments, corporate administrative expenses, and incentive compensation.

The provision for income taxes was $3.5 million, reflecting an effective tax rate of 33.8% for the current quarter.

Net income was $6.8 million, or $0.13 per diluted share. Adjusted net income* per share was $0.14.

The Company ended the quarter with $271.9 million of total debt outstanding, including $261.3 million of borrowings under its credit facility.

Capital Allocation

The Company invested $10.9 million in cash capital expenditures during the current quarter, and $28.6 million on the full year, which included Keke's new cafe development and company remodels at both brands.

The Company also allocated $11.2 million to share repurchases for the full year resulting in approximately $89.2 million remaining under its existing repurchase authorization.

Business Outlook

The following full year 2025 (53 operating weeks) expectations reflect performance through the first six fiscal weeks and the expectation that recent shifts in consumer sentiment due to macro events will moderate over time.

•Denny's domestic system-wide same-restaurant sales** between (2.0%) and 1.0%.
•Consolidated restaurant openings of 25 to 40.
•Consolidated restaurant closures between 70 and 90.
•Commodity inflation between 2.0% and 4.0%.
•Labor inflation between 2.5% and 3.5%.
•Total general and administrative expenses between $80 million and $85 million, inclusive of:
◦Corporate and administrative expenses between $60 million and $62 million, including approximately $1 million related to the 53rd week;
◦Incentive compensation between $6 million and $9 million; and,
◦Approximately $14 million related to share-based compensation expense which does not impact Adjusted EBITDA*.
•Adjusted EBITDA* between $80 million and $85 million, inclusive of approximately $2 million related to the 53rd week.
•Share repurchases between $15 million and $25 million.

*    Please refer to the Reconciliation of Net Income to Non-GAAP Financial Measures, as well as the Reconciliation of Operating Income to Non-GAAP Financial Measures included in the tables below. The Company is not able to reconcile the forward-looking non-GAAP estimate set forth above to its most directly comparable U.S. generally accepted accounting principles (GAAP) estimates without unreasonable efforts because it is unable to predict, forecast or determine the probable significance of the items impacting these estimates, including gains, losses and other charges, with a reasonable degree of accuracy. Accordingly, the most directly comparable forward-looking GAAP estimate is not provided.

**     Same-restaurant sales include sales at company restaurants and non-consolidated franchised and licensed restaurants that were open during the comparable periods noted. Total operating revenue is limited to company restaurant sales and royalties, advertising revenue, initial and other fees and occupancy revenue from non-consolidated franchised and licensed restaurants. Accordingly, domestic franchise same-restaurant sales and domestic system-wide same-restaurant sales should be considered as a supplement to, not a substitute for, the Company's results as reported under GAAP.

Conference Call and Webcast Information

The Company will provide further commentary on the results for the fourth quarter ended December 25, 2024 on a webcast today, Wednesday, February 12, 2025 at 8:30 a.m. Eastern Time. Interested parties are invited to listen to the webcast accessible through the Company's investor relations website at investor.dennys.com.

About Denny's Corporation

Denny’s Corporation is one of America’s largest full-service restaurant chains based on number of restaurants. As of December 25, 2024, the Company consisted of 1,568 restaurants, 1,493 of which were franchised and licensed restaurants and 75 of which were company operated.

The Company consists of the Denny’s brand and the Keke’s brand. As of December 25, 2024, the Denny's brand consisted of 1,499 global restaurants, 1,438 of which were franchised and licensed restaurants and 61 of which were company operated. As of December 25, 2024, the Keke's brand consisted of 69 restaurants, 55 of which were franchised restaurants and 14 of which were company operated.

For further information on Denny's Corporation, including news releases, links to SEC filings, and other financial information, please visit investor.dennys.com.

Non-GAAP Definition Changes

The Company has evolved its definition of non-GAAP financial measures to provide more clarity and comparability relative to peers. Denny's Corporation management uses certain non-GAAP measures in analyzing operating performance and believes that the presentation of these measures provides investors and analysts with information that is beneficial to gaining an understanding of the Company's financial results. Non-GAAP disclosures should not be viewed as a substitute for financial results determined in accordance with GAAP.

The Company excludes certain legal settlement expenses not considered to be normal and recurring, pre-opening expenses, and other items management does not consider in the evaluation of its ongoing core operating performance from adjusted operating margin*, adjusted net income*, adjusted net income per share*, and adjusted EBITDA*. In addition, the Company no longer deducts cash payments for restructuring and exit costs, or cash payments for share-based compensation from Adjusted EBITDA*.

Reconciliations of these non-GAAP measures are included in the tables of this press release and a recast of historical non-GAAP financial measures can be found on the Company's website, or its most recent investor presentation.

Cautionary Language Regarding Forward-Looking Statements

The Company urges caution in considering its current trends and any outlook on earnings disclosed in this press release. In addition, certain matters discussed in this release may constitute forward-looking statements. These forward-looking statements, which reflect management's best judgment based on factors currently known, are intended to speak only as of the date such statements are made and involve risks, uncertainties, and other factors that may cause the actual performance of Denny’s Corporation, its subsidiaries, and underlying restaurants to be materially different from the performance indicated or implied by such statements. Words such as “expect”, “anticipate”, “believe”, “intend”, “plan”, “hope”, "will", and variations of such words and similar expressions are intended to identify such forward-looking statements. Except as may be required by law, the Company expressly disclaims any obligation to update these forward-looking statements to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events. Factors that could cause actual performance to differ materially from the performance indicated by these forward-looking statements include, among others: economic, public health and political conditions that impact consumer confidence and spending, commodity and labor inflation; the ability to effectively staff restaurants and support personnel; the Company's ability to maintain adequate levels of liquidity for its cash needs, including debt obligations, payment of dividends, planned share repurchases and capital expenditures as well as the ability of its customers, suppliers, franchisees and lenders to access sources of liquidity to provide for their own cash needs; competitive pressures from within the restaurant industry; the Company's ability to integrate and derive the expected benefits from its acquisition of Keke's Breakfast Cafe; the level of success of the Company’s operating initiatives and advertising and promotional efforts; adverse publicity; health concerns arising from food-related pandemics, outbreaks of flu viruses or other diseases; changes in business strategy or development plans; terms and availability of capital; regional weather conditions; overall changes in the general economy (including with regard to energy costs), particularly at the retail level; political environment and geopolitical events (including acts of war and terrorism); and other factors from time to time set forth in the Company’s SEC reports and other filings, including but not limited to the discussion in Management’s Discussion and Analysis and the risks identified in Item 1A. Risk Factors contained in the Company’s Annual Report on Form 10-K for the year ended December 27, 2023 (and in the Company’s subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K).

Investor Contact:    877-784-7167

Media Contact:    864-597-8005

DENNY’S CORPORATION
Consolidated Balance Sheets
(Unaudited)

($ in thousands)	12/25/24	12/27/23
Assets
Current assets
Cash and cash equivalents	$1,698	$4,893
Investments	1,106	1,281
Receivables, net	24,433	21,391
Inventories	1,747	2,175
Assets held for sale	381	1,455
Prepaid and other current assets	10,628	12,855
Total current assets	39,993	44,050
Property, net	111,417	93,494
Finance lease right-of-use assets, net	6,200	6,098
Operating lease right-of-use assets, net	124,738	116,795
Goodwill	66,357	65,908
Intangible assets, net	91,739	93,428
Deferred financing costs, net	1,066	1,702
Other noncurrent assets	54,764	43,343
Total assets	$496,274	$464,818

Liabilities
Current liabilities
Current finance lease liabilities	$1,284	$1,383
Current operating lease liabilities	15,487	14,779
Accounts payable	19,985	24,070
Other current liabilities	58,842	63,068
Total current liabilities	95,598	103,300
Long-term liabilities
Long-term debt	261,300	255,500
Noncurrent finance lease liabilities	9,284	9,150
Noncurrent operating lease liabilities	120,841	114,451
Liability for insurance claims, less current portion	5,866	6,929
Deferred income taxes, net	9,964	6,582
Other noncurrent liabilities	27,446	31,592
Total long-term liabilities	434,701	424,204
Total liabilities	530,299	527,504

Shareholders' deficit
Common stock	513	529
Paid-in capital	—	6,688
Deficit	(2,499)	(21,784)
Accumulated other comprehensive loss, net	(32,039)	(41,659)
Treasury stock	—	(6,460)
Total shareholders' deficit	(34,025)	(62,686)
Total liabilities and shareholders' deficit	$496,274	$464,818

Debt Balances
Credit facility revolver due 2026	$261,300	$255,500
Finance lease liabilities	10,568	10,533
Total debt	$271,868	$266,033

DENNY’S CORPORATION
Condensed Consolidated Statements of Income
(Unaudited)

	Quarter Ended
($ in thousands, except per share amounts)	12/25/24	12/27/23
Revenue:
Company restaurant sales	$52,390	$54,046
Franchise and license revenue	62,284	61,307
Total operating revenue	114,674	115,353
Costs of company restaurant sales, excluding depreciation and amortization	47,228	48,646
Costs of franchise and license revenue, excluding depreciation and amortization	30,425	29,795
General and administrative expenses	18,658	19,255
Depreciation and amortization	3,919	3,507
Goodwill impairment charges	—	6,363
Operating (gains), losses and other charges, net	(10)	63
Total operating costs and expenses, net	100,220	107,629
Operating income	14,454	7,724
Interest expense, net	4,410	4,309
Other nonoperating income, net	(222)	(1,182)
Income before income taxes	10,266	4,597
Provision for income taxes	3,470	1,695
Net income	$6,796	$2,902

Net income per share - basic	$0.13	$0.05
Net income per share - diluted	$0.13	$0.05

Basic weighted average shares outstanding	52,103	53,648
Diluted weighted average shares outstanding	52,258	53,893

Comprehensive income (loss)	$18,202	$(10,997)

General and Administrative Expenses
Corporate administrative expenses	$15,504	$16,420
Share-based compensation	2,272	403
Incentive compensation	591	1,305
Deferred compensation valuation adjustments	291	1,127
Total general and administrative expenses	$18,658	$19,255

DENNY’S CORPORATION
Condensed Consolidated Statements of Income
(Unaudited)

	Fiscal Year Ended
($ in thousands, except per share amounts)	12/25/24	12/27/23
Revenue:
Company restaurant sales	$211,781	$215,532
Franchise and license revenue	240,553	248,390
Total operating revenue	452,334	463,922
Costs of company restaurant sales, excluding depreciation and amortization	189,744	187,599
Costs of franchise and license revenue, excluding depreciation and amortization	120,226	122,452
General and administrative expenses	80,197	77,770
Depreciation and amortization	14,857	14,385
Goodwill impairment charges	20	6,363
Operating (gains), losses and other charges, net	1,974	2,530
Total operating costs and expenses, net	407,018	411,099
Operating income	45,316	52,823
Interest expense, net	17,974	17,597
Other nonoperating (income) expense, net	(1,907)	8,288
Income before income taxes	29,249	26,938
Provision for income taxes	7,678	6,993
Net income	$21,571	$19,945

Net income per share - basic	$0.41	$0.36
Net income per share - diluted	$0.41	$0.35

Basic weighted average shares outstanding	52,499	55,984
Diluted weighted average shares outstanding	52,614	56,196

Comprehensive income	$31,191	$20,983

General and Administrative Expenses
Corporate administrative expenses	$62,347	$60,339
Share-based compensation	10,678	8,880
Incentive compensation	5,459	6,640
Deferred compensation valuation adjustments	1,713	1,911
Total general and administrative expenses	$80,197	$77,770

DENNY’S CORPORATION
Reconciliation of Net Income to Non-GAAP Financial Measures
(Unaudited)

The Company believes that, in addition to GAAP measures, certain non-GAAP financial measures are useful information to investors and analysts to assist in the evaluation of operating performance on a period-to-period basis. However, non-GAAP measures should be considered as a supplement to, not a substitute for, operating income, net income, and net income per share, or other financial performance measures prepared in accordance with GAAP. The Company uses adjusted EBITDA, adjusted net income and adjusted net income per share internally as performance measures for planning purposes, including the preparation of annual operating budgets, and for compensation purposes, including incentive compensation for certain employees. These non-GAAP measures are adjusted for certain items the Company does not consider in the evaluation of its ongoing core operating performance. These adjustments are either non-recurring in nature or vary from period to period without correlation to the Company's ongoing core operating performance.

	Quarter Ended		Fiscal Year Ended
($ in thousands, except per share amounts)	12/25/24	12/27/23	12/25/24	12/27/23
Net income	$6,796	$2,902	$21,571	$19,945
Provision for income taxes	3,470	1,695	7,678	6,993
Goodwill impairment charges	—	6,363	20	6,363
Operating (gains), losses and other charges, net	(10)	63	1,974	2,530
Other nonoperating (income) expense, net	(222)	(1,182)	(1,907)	8,288
Share-based compensation expense	2,272	403	10,678	8,880
Deferred compensation plan valuation adjustments	291	1,127	1,713	1,911
Interest expense, net	4,410	4,309	17,974	17,597
Depreciation and amortization	3,919	3,507	14,857	14,385
Non-recurring legal settlement expenses	—	590	2,165	679
Pre-opening expenses	782	158	1,548	288
Other adjustments (1)	443	—	3,083	—
Adjusted EBITDA	$22,151	$19,935	$81,354	$87,859

Net income	$6,796	$2,902	$21,571	$19,945
Losses and amortization on interest rate swap derivatives, net	258	121	760	10,959
Goodwill impairment charges	—	6,363	20	6,363
Operating (gains), losses and other charges, net	(10)	63	1,974	2,530
Non-recurring legal settlement expenses	—	590	2,165	679
Pre-opening expenses	782	158	1,548	288
Other adjustments (1)	443	—	3,083	—
Tax effect (2)	(719)	(2,054)	(2,512)	(5,205)
Adjusted net income	$7,550	$8,143	$28,609	$35,559

Diluted weighted average shares outstanding	52,258	53,893	52,614	56,196

Net income per share - diluted	$0.13	$0.05	$0.41	$0.35
Adjustments per share	0.01	0.10	0.13	0.28
Adjusted net income per share	$0.14	$0.15	$0.54	$0.63

(1)	Other adjustments for the quarter ended December 25, 2024 include $0.4 million of leadership transition costs. Other adjustments for the year-to-date period ended December 25, 2024 include $0.4 million of leadership transition costs and a $2.6 million distribution to franchisees related to a review of advertising costs.
(2)	Tax adjustments for the quarter and year-to-date period ended December 25, 2024 reflect effective tax rates of 48.8% and 26.3%, respectively. Tax adjustments for the quarter and year-to-date period ended December 27, 2023 reflect effective tax rates of 28.2% and 25.0%, respectively.

DENNY’S CORPORATION
Reconciliation of Operating Income to Non-GAAP Financial Measures
(Unaudited)

The Company believes that, in addition to GAAP measures, certain other non-GAAP financial measures are useful information to investors and analysts to assist in the evaluation of restaurant-level operating efficiency and performance of ongoing restaurant-level operations. However, non-GAAP measures should be considered as a supplement to, not a substitute for, operating income, net income, and net income per share, or other financial performance measures prepared in accordance with GAAP. The Company uses restaurant-level operating margin, company restaurant operating margin and franchise operating margin internally as performance measures for planning purposes, including the preparation of annual operating budgets, and for compensation purposes, including incentive compensation for certain employees.

Restaurant-level operating margin is the total of company restaurant operating margin and franchise operating margin and excludes: (i) general and administrative expenses, which include primarily non-restaurant-level costs associated with support of company and franchised restaurants and other activities at their corporate office; (ii) depreciation and amortization expense, substantially all of which is related to company restaurant-level assets, because such expenses represent historical sunk costs which do not reflect current cash outlays for the restaurants; (iii) special items, included within operating (gains), losses and other charges, net, to provide investors with a clearer perspective of its ongoing operating performance and a more relevant comparison to prior period results.

Company restaurant operating margin is defined as company restaurant sales less costs of company restaurant sales (which include product costs, company restaurant level payroll and benefits, occupancy costs, and other operating costs including utilities, repairs and maintenance, marketing and other expenses) and presents it as a percent of company restaurant sales. Adjusted company operating restaurant margin is defined as company restaurant operating margin less certain items such as legal settlement expenses, pre-opening expenses, and other items the Company does not consider in the evaluation of its ongoing core operating performance.

Franchise operating margin is defined as franchise and license revenue (which includes franchise royalties and other non-food and beverage revenue streams such as initial franchise and other fees, advertising revenue and occupancy revenue) less costs of franchise and license revenue and presents it as a percent of franchise and license revenue. Adjusted franchise operating margin is defined as franchise operating margin less certain items the Company does not consider in the evaluation of its ongoing core operating performance.

Adjusted restaurant-level operating margin is the total of adjusted company restaurant operating margin and adjusted franchise operating margin and is defined as restaurant-level operating margin adjusted for certain items the Company does not consider in the evaluation of its ongoing core operating performance. These adjustments are either non-recurring in nature or vary from period to period without correlation to the Company's ongoing core operating performance.

	Quarter Ended		Fiscal Year Ended
($ in thousands)	12/25/24	12/27/23	12/25/24	12/27/23
Operating income	$14,454	$7,724	$45,316	$52,823
General and administrative expenses	18,658	19,255	80,197	77,770
Depreciation and amortization	3,919	3,507	14,857	14,385
Goodwill impairment charges	—	6,363	20	6,363
Operating (gains), losses and other charges, net	(10)	63	1,974	2,530
Restaurant-level operating margin	$37,021	$36,912	$142,364	$153,871

Restaurant-level operating margin consists of:
Company restaurant operating margin (1)	$5,162	$5,400	$22,037	$27,933
Franchise operating margin (2)	31,859	31,512	120,327	125,938
Restaurant-level operating margin	$37,021	$36,912	$142,364	$153,871
Adjustments (3)	782	748	6,353	967
Adjusted restaurant-level operating margin	$37,803	$37,660	$148,717	$154,838

(1)	Company restaurant operating margin is calculated as operating income plus general and administrative expenses; depreciation and amortization; operating (gains), losses and other charges, net; and costs of franchise and license revenue, excluding depreciation and amortization; less franchise and license revenue.
(2)	Franchise operating margin is calculated as operating income plus general and administrative expenses; depreciation and amortization; operating (gains), losses and other charges, net; and costs of company restaurant sales, excluding depreciation and amortization; less company restaurant sales.
(3)	Adjustments include non-recurring legal settlement expenses, pre-opening costs, and other adjustments the Company does not consider in the evaluation of its ongoing core operating performance. Adjustments for the year-to-date period ended December 25, 2024 include a $2.6 million distribution to franchisees related to a review of advertising costs.

DENNY’S CORPORATION
Operating Margins
(Unaudited)

	Quarter Ended
($ in thousands)	12/25/24		12/27/23
Company restaurant operations: (1)
Company restaurant sales	$52,390	100.0%	$54,046	100.0%
Costs of company restaurant sales, excluding depreciation and amortization:
Product costs	13,377	25.5%	13,993	25.9%
Payroll and benefits	19,800	37.8%	20,184	37.3%
Occupancy	4,442	8.5%	4,550	8.4%
Other operating costs:
Utilities	1,645	3.1%	1,811	3.4%
Repairs and maintenance	1,046	2.0%	994	1.8%
Marketing	2,511	4.8%	1,396	2.6%
Legal settlements	(109)	(0.2)%	1,827	3.4%
Pre-opening costs	782	1.5%	158	0.3%
Other direct costs	3,734	7.1%	3,733	6.9%
Total costs of company restaurant sales, excluding depreciation and amortization	$47,228	90.1%	$48,646	90.0%
Company restaurant operating margin (non-GAAP) (2)	$5,162	9.9%	$5,400	10.0%
Adjustments (3)	782	1.5%	748	1.4%
Adjusted company restaurant operating margin (non-GAAP) (2)	$5,944	11.3%	$6,148	11.4%

Franchise operations: (4)
Franchise and license revenue:
Royalties	$30,284	48.6%	$30,025	49.0%
Advertising revenue	20,875	33.5%	19,676	32.1%
Initial and other fees	2,808	4.5%	2,888	4.7%
Occupancy revenue	8,317	13.4%	8,718	14.2%
Total franchise and license revenue	$62,284	100.0%	$61,307	100.0%

Costs of franchise and license revenue, excluding depreciation and amortization:
Advertising costs	$20,875	33.5%	$19,676	32.1%
Occupancy costs	5,057	8.1%	5,307	8.7%
Other direct costs	4,493	7.2%	4,812	7.8%
Total costs of franchise and license revenue, excluding depreciation and amortization	$30,425	48.8%	$29,795	48.6%
Franchise operating margin (non-GAAP) (2)	$31,859	51.2%	$31,512	51.4%
Adjustments (3)	—	—%	—	—%
Adjusted franchise operating margin (non-GAAP) (2)	$31,859	51.2%	$31,512	51.4%

Total operating revenue (5)	$114,674	100.0%	$115,353	100.0%
Total costs of operating revenue (5)	77,653	67.7%	78,441	68.0%
Restaurant-level operating margin (non-GAAP) (5)	$37,021	32.3%	$36,912	32.0%

(1)	As a percentage of company restaurant sales.
(2)	Other operating expenses such as general and administrative expenses and depreciation and amortization relate to both company and franchise operations and are not allocated to costs of company restaurant sales and costs of franchise and license revenue. As such, operating margin and adjusted operating margin are considered non-GAAP financial measures and should be considered as a supplement to, not as a substitute for, operating income, net income or other financial measures prepared in accordance with GAAP.
(3)	Adjustments include non-recurring legal settlement expenses, pre-opening costs, and other adjustments the Company does not consider in the evaluation of its ongoing core operating performance.
(4)	As a percentage of franchise and license revenue.
(5)	As a percentage of total operating revenue.

DENNY’S CORPORATION
Operating Margins
(Unaudited)

	Fiscal Year Ended
($ in thousands)	12/25/24		12/27/23
Company restaurant operations: (1)
Company restaurant sales	$211,781	100.0%	$215,532	100.0%
Costs of company restaurant sales, excluding depreciation and amortization:
Product costs	53,931	25.5%	55,789	25.9%
Payroll and benefits	80,605	38.1%	80,666	37.4%
Occupancy	18,129	8.6%	16,809	7.8%
Other operating costs:
Utilities	6,954	3.3%	7,848	3.6%
Repairs and maintenance	4,023	1.9%	3,661	1.7%
Marketing	7,850	3.7%	5,603	2.6%
Legal settlements	1,700	0.8%	2,302	1.1%
Pre-opening costs	1,548	0.7%	288	0.1%
Other direct costs	15,004	7.1%	14,633	6.8%
Total costs of company restaurant sales, excluding depreciation and amortization	$189,744	89.6%	$187,599	87.0%
Company restaurant operating margin (non-GAAP) (2)	$22,037	10.4%	$27,933	13.0%
Adjustments (3)	3,713	1.8%	967	0.4%
Adjusted company restaurant operating margin (non-GAAP) (2)	$25,750	12.2%	$28,900	13.4%

Franchise operations: (4)
Franchise and license revenue:
Royalties	$118,705	49.3%	$120,131	48.4%
Advertising revenue	79,973	33.2%	78,494	31.6%
Initial and other fees	8,711	3.6%	13,882	5.6%
Occupancy revenue	33,164	13.8%	35,883	14.4%
Total franchise and license revenue	$240,553	100.0%	$248,390	100.0%

Costs of franchise and license revenue, excluding depreciation and amortization:
Advertising costs	$79,973	33.2%	$78,494	31.6%
Occupancy costs	20,539	8.5%	22,160	8.9%
Other direct costs	19,714	8.2%	21,798	8.8%
Total costs of franchise and license revenue, excluding depreciation and amortization	$120,226	50.0%	$122,452	49.3%
Franchise operating margin (non-GAAP) (2)	$120,327	50.0%	$125,938	50.7%
Adjustments (3)	2,640	1.1%	—	0.0%
Adjusted franchise operating margin (non-GAAP) (2)	$122,967	51.1%	$125,938	50.7%

Total operating revenue (5)	$452,334	100.0%	$463,922	100.0%
Total costs of operating revenue (5)	309,970	68.5%	310,051	66.8%
Restaurant-level operating margin (non-GAAP) (5)	$142,364	31.5%	$153,871	33.2%

(1)		As a percentage of company restaurant sales.
(2)		Other operating expenses such as general and administrative expenses and depreciation and amortization relate to both company and franchise operations and are not allocated to costs of company restaurant sales and costs of franchise and license revenue. As such, operating margin and adjusted operating margin are considered non-GAAP financial measures and should be considered as a supplement to, not as a substitute for, operating income, net income or other financial measures prepared in accordance with GAAP.
(3)		Adjustments include non-recurring legal settlement expenses, pre-opening costs, and other adjustments the Company does not consider in the evaluation of its ongoing core operating performance. Adjustments for the year-to-date period ended December 25, 2024 include a $2.6 million distribution to franchisees related to a review of advertising costs.
(4)		As a percentage of franchise and license revenue.
(5)		As a percentage of total operating revenue.

DENNY’S CORPORATION
Statistical Data
(Unaudited)

	Denny's				Keke's
Changes in Same-Restaurant Sales (1)	Quarter Ended		Fiscal Year Ended		Quarter Ended		Fiscal Year Ended
(Increase (decrease) vs. prior year)	12/25/24	12/27/23	12/25/24	12/27/23	12/25/24	12/27/23	12/25/24	12/27/23
Company Restaurants	0.0%	(1.2)%	(1.5%)	2.7%	(3.7)%	0.7%	(2.7%)	(1.1)%
Domestic Franchise Restaurants	1.2%	1.5%	(0.1%)	3.6%	4.1%	(3.8)%	(1.6%)	(4.4)%
Domestic System-wide Restaurants	1.1%	1.3%	(0.2%)	3.6%	3.0%	(3.1)%	(1.7%)	(3.9)%

Average Unit Sales
($ in thousands)
Company Restaurants	$800	$770	$3,086	$3,073	$407	$442	$1,728	$1,796
Franchised Restaurants	$482	$467	$1,875	$1,843	$459	$432	$1,829	$1,828

(1)
Same-restaurant sales include sales at company restaurants and non-consolidated franchised and licensed restaurants that were open during the comparable periods noted. Total operating revenue is limited to company restaurant sales and royalties, advertising revenue, initial and other fees and occupancy revenue from non-consolidated franchised and licensed restaurants. Accordingly, domestic franchise same-restaurant sales and domestic system-wide same-restaurant sales should be considered as a supplement to, not a substitute for, the Company's results as reported under GAAP.

Restaurant Unit Activity	Denny's			Keke's
		Franchised			Franchised
	Company	& Licensed	Total	Company	& Licensed	Total
Ending Units September 25, 2024	61	1,464	1,525	11	50	61
Units Opened	—	4	4	3	5	8
Units Closed	—	(30)	(30)	—	—	—
Net Change	—	(26)	(26)	3	5	8
Ending Units December 25, 2024	61	1,438	1,499	14	55	69

Equivalent Units
Fourth Quarter 2024	59	1,454	1,513	11	51	62
Fourth Quarter 2023	65	1,512	1,577	8	50	58
Net Change	(6)	(58)	(64)	3	1	4

Ending Units December 27, 2023	65	1,508	1,573	8	50	58
Units Opened	—	14	14	7	5	12
Units Refranchised	(3)	3	—	(1)	1	—
Units Closed	(1)	(87)	(88)	—	(1)	(1)
Net Change	(4)	(70)	(74)	6	5	11
Ending Units December 25, 2024	61	1,438	1,499	14	55	69

Equivalent Units
Year-to-Date 2024	62	1,478	1,540	11	50	61
Year-to-Date 2023	65	1,522	1,587	8	48	56
Net Change	(3)	(44)	(47)	3	2	5